Filed Pursuant to Rule 424(b)(3) SEC File No. 333-184550

SQN AIF IV, L.P.

SUPPLEMENT NO. 2

DATED JULY 3, 2013

TO PROSPECTUS DATED

APRIL 2, 2013

Summary

SQN AIF IV, L.P. (“Fund IV”) is providing you with this Supplement No. 2, dated July 3, 2013, to update the prospectus dated April 2, 2013 (the “Prospectus”) as amended by Supplement No. 1, dated April 25, 2013. The information in this Supplement No. 2 supplements, modifies and supersedes some of the information contained in the Prospectus as amended by Supplement No. 1. This Supplement No. 2 forms a part of, and must be accompanied or preceded by the Prospectus and Supplement No. 1.

The primary purposes of this Supplement No. 2 are to:

•	Describe the current status of the offering;

•	Update the certain disclosures on the cover of the Prospectus;

•	Update the Investor Suitability section of the Prospectus;

•	Update the Questions and Answers section of the Prospectus;

•	Update the Estimate Use of Proceeds section of the Prospectus;

•	Revise the Subscription Agreement; and

•	Update certain financial information of Fund IV to March 31, 2013.

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 Current Status of the Offering

Fund IV conducted its initial closing on May 29, 2013, the date on which Fund IV raised the minimum offering amount. As of June 30, 2013, Fund IV admitted three limited partners representing $1,600,000 of aggregate capital contributions.

Prospectus Cover

The first sentence of the second paragraph on the cover of the Prospectus is deleted in its entirety and replaced with the following:

“We expect that approximately 87.5% of the gross proceeds of this offering will be available for investment and to pay fees associated with such investments and 0.5% of the gross proceeds from this offering will be used to fund a capital reserve.”

Investor Suitability

The investor suitability standards for Ohio Investors and Massachusetts Investors are replaced in their entirety with the following standards, respectively:

Ohio Investors. It shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded equipment programs to exceed ten percent (10%) of his or her liquid net worth. ‘Liquid net worth’ shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Massachusetts Investors. Under suitability guidelines of the Massachusetts Securities Division, your aggregate investment in us and other illiquid direct participation programs may not exceed 10% of your liquid net worth. Liquid net worth is that portion of your total net worth, or total assets minus total liabilities, that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax or other penalties that may apply for early distribution.

The heading on page x of the Prospectus captioned “Who Should Invest” is deleted in its entirety and replaced with “Who Might Benefit from Investment”.

2

 Estimated Use of Proceeds

The line item captioned “Total Proceeds Available for Investment” is deleted in its entirety and replaced with “Total Proceeds Available for Investment and Distributions.”

Footnote 5 is amended by adding the following sentences to the end of the footnote:

“We expect that cash from operations will be sufficient to fund distributions. However, unlimited amounts of the net proceeds of this offering may be used as a source of cash distributions to limited partners.”

Questions and Answers About This Offering

The following new question and answer (Q-3 and A-3) are added to the Questions and Answers About This Offering section of the Prospectus. Question and Answers Q-3 through Q-11 and renumbered Q-4 through Q-12 accordingly.

Q-3: What risks are associated with this offering?

A-3: You should consult with your financial professional regarding the specific risks that this offering may present with respect to your individual investment objections and risk tolerances. Major risks include: you may lose some or all of your investment; we cannot predict the amount of cash we will generate; and the amount and timing of distributions may vary over time. In addition, you should carefully read the “Risk Factors” section of the prospectus beginning on page 18.

Appendix C - Subscription Agreement

The Subscription Agreement attached as Appendix C to the Prospectus is hereby replaced in its entirety with the revised Subscription Agreement attached as Exhibit A hereto.

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Results of Operations for the Three Months Ended March 31, 2013

For the three months ended March 31, 2013, we earned no revenue, incurred no expenses and therefore had no operations.

Liquidity and Capital Resources

Sources and Uses of Cash

Three Months Ended March 31, 2013
Cash provided by (used in):
Operating activities	$—
Investing activities	$—
Financing activities	$500

Sources of Liquidity

We are currently in our Offering Period. Our Registration Statement on Form S-1, as amended, was declared effective by the SEC on April 2, 2013. The Offering Period is the time-frame in which we will be raising capital contributions from investors through the sale of our Units. During this time period we anticipate that our cash in-flows will be primarily from financing activities. We believe that the cash in-flows will be sufficient to finance our liquidity requirements for the foreseeable future, including quarterly distributions to our Limited Partners, general and administrative expenses, fees paid to our Investment Manager and new investment opportunities.

Financing Activities

Because we were not declared effective by the SEC until April 2, 2013, we could not offer our Units to the public before this date. Our only activity during the three months ended March 31, 2013 was the cash receipt of $500 from our initial Limited Partner, which is our Investment Manager. Once we admit additional Limited Partners we will refund the amount paid by our initial Limited Partner for their single Unit.

Financings and Borrowings

None.

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Distributions

During our Operating Period, we intend to pay cash distributions on a quarterly basis to our Limited Partners at 1.625% per quarter, of each Limited Partners’ capital contribution (pro-rated to the date of admission for each Limited Partner). The amount and rate of cash distributions could vary and are not guaranteed.

Commitments and Contingencies and Off-Balance Sheet Transactions

Commitment and Contingencies

Our income, losses and distributions will be allocated 99% to our Limited Partners and 1% to our General Partner until the Limited Partners have received total distributions equal to each Limited Partners’ capital contribution plus an 8%, compounded annually, cumulative return on each Limited Partners’ capital contribution. After such time, income, losses and distributions will be allocated 80% to our Limited Partners and 20% to our General Partner.

In the normal course of business, we will enter into contracts of various types, including lease contracts, contracts for the sale or purchase of lease assets, and management contracts. It is prevalent industry practice for most contracts of any significant value to include provisions that each of the contracting parties, in addition to assuming liability for breaches of the representations, warranties, and covenants that are part of the underlying contractual obligations, to also assume an obligation to indemnify and hold the other contractual party harmless for such breaches, and for harm caused by such party's gross negligence and willful misconduct, including, in certain instances, certain costs and expenses arising from the contract. Generally, to the extent these contracts are performed in the ordinary course of business under the reasonable business judgment of our General Partner and our Investment Manager, no liability will arise as a result of these provisions. Should any such indemnification obligation become payable, we would separately record and/or disclose such liability in accordance with accounting principles generally accepted in the United States of America.

Off-Balance Sheet Transactions

None.

Contractual Obligations

During our Operating Period, we intend to pay cash distributions on a quarterly basis to our Limited Partners at 1.625% per quarter, of each Limited Partners’ capital contribution (pro-rated to the date of admission for each Limited Partner). The amount and rate of cash distributions could vary and are not guaranteed.

Subsequent Events

None.

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 Certain Financial Information of SQN AIF IV, L.P. for the Quarter Ended March 31, 2013

 SQN AIF IV, L.P.

 (A Delaware Limited Partnership)

 Condensed Balance Sheets

Assets

	March 31, 2013 (Unaudited)	December 31, 2012
Cash and cash equivalents	$2,100	$1,600
Subscription receivable	—	500

Total Assets	$2,100	$2,100

Liabilities and Partner's Equity

Due to SQN AIF IV GP, LLC	$1,000	$1,000

Total Liabilities	1,000	1,000

Partners' Equity:
Limited Partner	1,000	1,000
General Partner	100	100

Total Partners' Equity	1,100	1,100

Total Liabilities and Partner's Equity	$2,100	$2,100

See notes to condensed financial statements.

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  SQN AIF IV, L.P.

 (A Delaware Limited Partnership)

 Condensed Statement of Changes in Partners'  Equity

 Three Months Ended March 31, 2013

 (Unaudited)

	Limited Partnership Interests	Total	General Partner	Limited Partner
Balance, January 1, 2013	1.00	$1,100	$100	$1,000

Partner's capital contributions	—	—	—	—
Net loss	—	—	—	—

Balance, March 31, 2013	1.00	$1,100	$100	$1,000

See notes to condensed financial statements.

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  SQN AIF IV, L.P.

 (A Delaware Limited Partnership)

 Condensed Statement of Cash Flows

 (Unaudited)

Three Months Ended March 31, 2013
Cash flows from operating activities:
Net income	$—
Adjustments to reconcile net income to net cash provided by operating activities:
Change in operating assets and liabilities:
Due to/from SQN AIF IV GP, LLC	—

Net cash provided by operating activities	—

Cash flows from financing activities:
Cash received from Limited Partner capital contributions	500

Net cash provided by financing activities	500

Net increase in cash and cash equivalents	500
Cash and cash equivalents, beginning of period	1,600

Cash and cash equivalents, end of period	$2,100

See notes to condensed financial statements.

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 Certain Financial Information of SQN AIF IV, L.P. for the Quarter Ended March 31, 2013

 SQN AIF IV, L.P.

(A Delaware Limited Partnership)

Notes to Condensed Financial Statements

Three Months Ended March 31, 2013

(Unaudited)

1.	Nature of Operations and Organization

Nature of business and operations – The condensed balance sheets, statement of changes in partner’s equity and statement of cash flows of SQN AIF IV, L.P. (the “Partnership”) at March 31, 2013 and for three months ended March 31, 2013 are unaudited, but in the opinion of management include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results for the interim period. The Partnership has recently commenced operations but had neither revenue nor expenses for the three months ended March 31, 2013. As such, a statement of operations is not included as part of these condensed financial statements for three months ended March 31, 2013. The results reported in these condensed financial statements should not necessarily be taken as indicative of results that may be expected for the entire year. The financial information included herein should be read in conjunction with the financial statements and notes in the Prospectus, dated April 2, 2013, contained in the Partnership’s Registration Statement on Form S-1, as amended.

Organization – The Partnership was formed on August 10, 2012, as a Delaware limited partnership and is engaged in a single business segment, the ownership and investment in leased equipment which includes: (i) purchasing equipment and leasing it to third-party end users; (ii) providing equipment and other asset financing; (iii) acquiring equipment subject to lease and (iv) acquiring ownership rights (residual value interests) in leased equipment at lease expiration. The Partnership will terminate no later than December 31, 2036.

The principal investment strategy of the Partnership is to invest in business-essential, revenue-producing (or cost-savings) equipment or other physical assets with high in-place value and long, relative to the investment term, economic life and project financings. The Partnership expects to achieve its investment strategy by making investments in equipment already subject to lease or originating equipment leases in such equipment, which will include: (i) purchasing equipment and leasing it to third-party end users; (ii) providing equipment and other asset and project financings; (iii) acquiring equipment subject to lease and (iv) acquiring ownership rights (residual value interests) in leased equipment at lease expiration. From time to time, the Partnership may also purchase equipment and sell it directly to its leasing customers. The Partnership may use other investment structures that its Investment Manager believes will provide the Partnership with an appropriate level of security, collateralization, and flexibility to optimize its return on its investment while protecting against downside risk, such as vendor and rental programs. In many cases, the structure will include the Partnership holding title to or a priority or controlling position in the equipment or other asset.

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 The General Partner of the Partnership is SQN AIF IV GP, LLC (the “General Partner”), a wholly-owned subsidiary of the Partnership’s Investment Manager, SQN Capital Management, LLC (the “Investment Manager”). Both the Partnership’s General Partner and its Investment Manager are Delaware limited liability companies. The General Partner manages and controls the day to day activities and operations of the Partnership, pursuant to the terms of the Partnership Agreement. The General Partner paid an aggregate capital contribution of $100 for a 1% interest in the Partnership’s income, losses and distributions. The Investment Manager makes all investment decisions and manages the investment portfolio of the Partnership.

The Partnership’s Investment Manager made the initial cash payment to the Partnership of $500 which was applied against the Investment Manager’s purchase of the initial Limited Partner’s interest in the Partnership. At December 31, 2012, the Partnership recorded a $500 subscription receivable as an asset for the remaining unpaid portion of the Investment Manager’s purchase of the initial limited partnership interest, which was subsequently received on January 29, 2013. Once the Partnership completes its first closing and admits additional Limited Partners, the initial Limited Partner will be refunded its initial capital contribution.

The Partnership’s income, losses and distributions will be allocated 99% to the Limited Partners and 1% to the General Partner until the Limited Partners have received total distributions equal to their capital contributions plus an 8% per year, compounded annually, cumulative return on their capital contributions. After such time, all distributed distributable cash will be allocated 80% to the Limited Partners and 20% to the General Partner.

The Partnership expects to conduct its activities for at least seven years and divide the Partnership’s life into three distinct stages: (i) the Offering Period, (ii) the Operating Period and (iii) the Liquidation Period. During the Offering Period the Partnership will offer limited partnership interests (“Units”) and raise funds on a continuous basis until the earlier of (i) two years from the effective date of the offering with the Securities and Exchange Commission (the “SEC”) which was April 2, 2013 or (ii) the date on which the Partnership raises $200,000,000. The Operating Period will commence on the date of the partnership’s initial closing and last for three years unless extended at the sole discretion of the General Partner. During the Operating Period the Partnership will continue to invest and re-invest in business-essential, revenue-producing (or cost-saving) equipment, other physical assets with substantial economic lives and, in many cases, associated revenue streams and project financings. The Partnership anticipates that the Operating Period will overlap with the Offering Period. The Liquidation Period is the period in which the Partnership will sell its assets in the ordinary course of business and will last two years, unless it is extended, at the sole discretion of the General Partner.

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SQN Securities, LLC, a majority-owned subsidiary of the Partnership’s Investment Manager, will initially act as the Partnership’s exclusive selling agent. The Partnership may engage additional selling agents in the future. The Partnership will pay 3% of the gross proceeds of this offering (excluding proceeds, if any, the Partnership receives from the sale of its Units to the General Partner or its affiliates) to its selling agent or selling agents as an underwriting fee. In addition, the Partnership will pay a 7% sales commission to broker-dealers unaffiliated with our General Partner who will be selling our Units, on a best efforts basis.

During the Operating Period, the Partnership plans to make quarterly distributions of cash to the Limited Partners, if, in the opinion of the Partnership’s Investment Manager’s such distributions are in the Partnership’s best interests. Therefore, the amount and rate of cash distributions could vary and are not guaranteed. The targeted distribution rate is 6.5% annually, paid quarterly as 1.625%, of each Limited Partners’ capital contribution (pro-rated to the date of admission for each Limited Partner).

A Limited Partner may not redeem their Units in the Partnership without the prior written consent of the General Partner. The General Partner has the sole discretion to approve or deny any redemption requested by a Limited Partner.

The Partnership’s fiscal year ends on December 31.

2.	Summary of Significant Accounting Policies

Cash and cash equivalents - The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of funds maintained in checking and money market accounts maintained at financial institutions.

The Partnership’s cash and cash equivalents are held principally at one financial institution and at times may exceed federally insured limits. The Partnership has placed these funds in high quality institution in order to minimize risk relating to exceeding insured limits.

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Risks and uncertainties - In the normal course of business, the Partnership is exposed to credit risk. Credit risk is the risk of a lessee's inability or unwillingness to make contractually required payments. Concentrations of credit risk with respect to lessees will be dispersed across different industry segments within the United States of America, Canada and the European Union.

Asset impairments - The significant assets in the Partnership's investment portfolio will be periodically reviewed, no less frequently than annually or when indicators of impairment exist, to determine whether events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized only if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. If there is an indication of impairment, the Partnership will estimate the future cash flows (undiscounted and without interest charges) expected from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If an impairment is determined to exist, the impairment loss is measured as the amount by which the carrying value of a long-lived asset exceeds its fair value and is recorded in the statement of operations in the period the determination is made.

The events or changes in circumstances that generally indicate that an asset may be impaired are, (i) the estimated fair value of the underlying equipment is less than its carrying value, (ii) the lessee is experiencing financial difficulties and (iii) it does not appear likely that the estimated proceeds from the disposition of the asset will be sufficient to satisfy the residual value in the asset. The preparation of the undiscounted cash flows requires the use of assumptions and estimates, including the level of future rents or receipts from the sale of the residual value investment, estimated downtime between re-leasing events, and the amount of re-leasing costs. The Investment Manager's review for impairment includes a consideration of the existence of impairment indicators, including third party appraisals, published values for similar assets, recent transactions for similar assets, adverse changes in market conditions for specific asset types, and the occurrence of significant adverse changes in general industry and market conditions that could affect the fair value of the asset.

12

Revenue recognition - The Partnership will record revenue based upon the lease classification determined at the inception of the transaction and based upon the terms of the lease or when there are significant changes to the lease terms.

The Partnership will lease equipment to third parties and each such lease may be classified as either a finance lease or an operating lease. Initial direct costs will be capitalized and amortized over the term of the related lease for a finance lease. For an operating lease, initial direct costs will be included as a component of the cost of the equipment and depreciated.

For finance leases, the Partnership will record, at lease inception, the total minimum lease payments receivable from the lessee, the estimated unguaranteed residual value of the equipment upon lease termination, the initial direct costs, if any, related to the lease and the related unearned income. Unearned income represents the difference between the sum of the minimum lease payments receivable plus the estimated unguaranteed residual value, minus the cost of the leased equipment. Unearned income will be recognized as finance income over the term of the lease using the effective interest rate method.

For operating leases, rental income will be recognized on the straight-line basis over the lease term.  Billed and uncollected operating lease receivables will be included in accounts receivable. Accounts receivable will be stated at its estimated net realizable value. Rental income received in advance is the difference between the timing of the cash payments and the income recognized on the straight-line basis.

The Investment Manager has an investment committee that will approve each new equipment lease, financing transaction, and lease acquisition.  As part of its process it will determine the unguaranteed residual value, if any, to be used once the acquisition has been approved. The factors to be considered in determining the unguaranteed residual value include, but are not limited to, the creditworthiness of the potential lessee, the type of equipment being considered, how the equipment is integrated into the potential lessees business, the length of the lease and the industry in which the potential lessee operates. Unguaranteed residual values will be reviewed for impairment in accordance with the Partnership’s policy relating to impairment review.

Initial direct costs - The Partnership will capitalize initial direct costs associated with the origination and funding of lease assets. Initial direct costs include both internal costs (e.g., labor and overhead), if any, and external broker fees incurred with the origination. These costs will be amortized on a lease by lease basis based on the actual contract term of each lease using the effective interest rate method for finance leases and the straight-line method for operating leases. Upon disposal of the underlying lease assets, both the initial direct costs and the associated accumulated amortization are relieved. Costs related to leases that are not consummated are not eligible for capitalization as initial direct costs and will be expensed as incurred as acquisition expense.

Acquisition expense - Acquisition expense represents costs which include, but are not limited to, legal fees and expenses, travel and communication expenses, cost of appraisals, accounting fees and expenses, and miscellaneous expenses related to the selection and acquisition of leased equipment which are to be borne by the Partnership under the terms of the Partnership Agreement, as amended. As these costs are not eligible for capitalization as initial direct costs, such amounts will be expensed as incurred.

13

Income taxes – As a partnership no provision for income taxes will be recorded since the liability for such taxes is that of each of the Partners rather than the Partnership. The Partnership's income tax returns are subject to examination by the federal and state taxing authorities, and changes, if any, could adjust the individual income tax of the Partners.

Uncertain tax positions - The Partnership has adopted the provisions of Accounting for Uncertainty in Income Taxes ("Uncertain Tax Position"). Uncertain Tax Position prescribes recognition thresholds that must be met before a tax position is recognized in the financial statements and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Under Uncertain Tax Position, an entity may only recognize or continue to recognize tax positions that meet a "more likely than not" threshold. The Partnership has evaluated its entity level tax position for the three months ended March 31, 2013 and for the period from August 10, 2012 through December 31, 2012, and does not expect any material adjustments to be made. The tax year 2012 remains open to examination by the major taxing jurisdictions to which the Partnership is subject.

Per Share Data – Net income or loss attributable to Limited Partners per weighted average number of limited partnership interests outstanding is calculated as follows; the net income or loss allocable to the Limited Partners divided by the weighted average number of limited partnership interests outstanding during the period.

14

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the General Partner and Investment Manager to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates will primarily include the determination of allowances for doubtful accounts, depreciation and amortization, impairment losses, estimated useful lives, and residual values. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In March 2013, the Financial Accounting Standards Board issued Accounting Standards Update No. 2013-05, Foreign Currency Matters (Topic 830), Parent’s Accounting for the Cumulative Translation Adjustment Upon Derecognition of Certain Subsidiaries or Groups of Assets Within a Foreign Entity or of an Investment in a Foreign Entity (“ASU 2013-05”). ASU 2013-05 resolves a diversity in practice related to financial reporting involving a parent entity’s accounting for the cumulative translation adjustment of foreign currency into net income upon derecognition of a foreign subsidiary or group of assets. ASU 2013-05 clarifies that the sale of an investment in a foreign entity includes, (i) events that result in the loss of a controlling financial interest in a foreign entity and (ii) events that result in an acquirer’s obtaining control of an acquiree in which it held an equity interest immediately before the acquisition date, otherwise known as a step acquisition. Upon the occurrence of these events, the cumulative translation adjustment should be released into net income. ASU 2013-05 is effective for fiscal years and interim periods beginning after December 15, 2014. The Partnership does not expect the adoption of ASU 2013-05 to impact its financial position or its results of operations.

3.	Related Party Transactions

The General Partner will be responsible for the day-to-day operations of the Partnership and the Investment Manager will make all investment decisions and manage the investment portfolio of the Partnership. The Partnership will pay the General Partner an allowance for organizational and offering costs not to exceed 2% of all capital contributions received by the Partnership. The General Partner also has a promotional interest in the Partnership equal to 20% of all distributed distributable cash, after the Partnership has provided an 8% cumulative return, compounded annually, to the Limited Partners on their capital contributions. The General Partner has a 1% interest in the profits, losses and distributions of the Partnership. The General Partner will initially receive 1% of all distributed distributable cash.

15

The Partnership will pay the Investment Manager during the Operating Period and the Liquidation Period a management fee equal to the greater of, (i) 2.5% per annum of the aggregate offering proceeds, or (ii) $125,000, payable monthly, until such time as an amount equal to at least 15% of the Partnership’s Limited Partners’ capital contributions have been returned to them, after which the monthly management fee will equal 100% of the management fee as initially calculated above, less 1% for each additional 1% of the Partnership’s Limited Partners’ capital contributions returned to them, such amounts to be measured on the last day of each month.

SQN Securities, LLC (‘Securities”) is a Delaware limited liability company and is a majority-owned subsidiary of the Partnership’s Investment Manager. Securities in its capacity as the Partnership’s selling agent will receive an underwriting fee of 3% of the gross proceeds of this offering (excluding proceeds, if any, the Partnership receives from the sale of the Partnership’s Units to the General Partner or its affiliates). While Securities will initially act as the Partnership’s exclusive selling agent, the Partnership may engage additional selling agents in the future.

The General Partner made a $1,000 advance to the Partnership during 2012 for any incidental costs which may arise which is shown as due to SQN AIF IV GP, LLC at March 31, 2013 and December 31, 2012 in the accompanying condensed balance sheet.

4.	Indemnifications

The Partnership enters into contracts that contain a variety of indemnifications. The Partnership’s maximum exposure under these arrangements is not known.

In the normal course of business, the Partnership will enter into contracts of various types, including lease contracts, contracts for the sale or purchase of lease assets, and management contracts. It is prevalent industry practice for most contracts of any significant value to include provisions that each of the contracting parties, in addition to assuming liability for breaches of the representations, warranties, and covenants that are part of the underlying contractual obligations, to also assume an obligation to indemnify and hold the other contractual party harmless for such breaches, and for harm caused by such party's gross negligence and willful misconduct, including, in certain instances, certain costs and expenses arising from the contract. Generally, to the extent these contracts are performed in the ordinary course of business under the reasonable business judgment of the General Partner and the Investment Manager, no liability will arise as a result of these provisions. The General Partner and Investment Manager knows of no facts or circumstances that would make the Partnership’s contractual commitments outside standard mutual covenants applicable to commercial transactions between businesses. Accordingly, the Partnership believes that these indemnification obligations are made in the ordinary course of business as part of standard commercial and industry practice, and that any potential liability under the Partnership's similar commitments is remote. Should any such indemnification obligation become payable, the Partnership would separately record and/or disclose such liability in accordance with accounting principles generally accepted in the United States of America.

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5.	Subsequent Events

The Partnership performed an evaluation of subsequent events and determined that no events required disclosure except as disclosed below.

Effective date of Offering

On April 2, 2013, the Partnership’s Registration Statement on Form S-1, as amended, was declared effective by the Securities and Exchange Commission. As of this date the Partnership may solicit Units for sale to the general public.

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Exhibit A

APPENDIX C

SUBSCRIPTION AGREEMENT

SQN AIF IV, L.P.

INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

Consult with your registered representative or financial planner regarding suitability requirements and subscriber representations.

A.	INITIAL INVESTMENT	•	Complete all of the information requested in section 1.
			-	Each unit costs $1,000.
			-	The minimum initial investment is 5 units ($5,000).

B.	FORM OF OWNERSHIP	•	Mark only one box in section 2.
		•	Consult your registered representative or investment advisor with any questions about designating the form of ownership.

C.	REGISTRATION INFORMATION	•	Complete all of the information requested in sections 3(a) through (d). If you are not a United States citizen, please specify the country of which you are a citizen.
		•	Complete section 3(c) only if you are investing in us as an IRA, ERISA Plan, Keogh plan or trust or using a qualified custodian.

D.	DIRECT DEPOSIT AND ALTERNATIVE PAYEE ELECTIONS	•	All subscribers except IRAs should complete section 6 if you wish to have our distributions to you sent to an address different from the address shown in section 3, and you should complete that section if you want direct deposit.

E.	INITIALS AND SIGNATURES	•	All investors must sign and initial the various items in section 7 to the extent applicable as indicated in the form. The signature of an authorized partner, manager or officer is required for a partnership, limited liability company or corporate investor.

F.	SUBSCRIPTION CHECKS, MAILING INSTRUCTIONS AND CONFIRMATIONS	•	If your registered representative or investment advisor notifies you that the sale of 1,200 units (or 10,000 units in the case of residents of Pennsylvania) has not been completed, checks should be made payable to “Signature Bank as Escrow Agent SQN AIF IV, L.P.”. Otherwise, checks should be made payable to “SQN AIF IV, L.P. Subscription Account” Pending receipt of subscriptions for 1,200 units, the Selling Agent and the General Partner shall (i) deposit all subscription proceeds with the Escrow Agent no later than 12:00 p.m. ET on the business day after receipt and (ii) deliver to the Escrow Agent a copy of the Subscription Agreement. Wire transfer instructions are available on request.
		•	Mailing:
			-	IRAs, ERISA Plans and Keogh plan investors should mail all of their subscription documents with their check and transfer instructions to their designated custodian.
			-	All other investors should mail all their subscription documents with their check and transfer instructions to their investment advisor, or the Selling Agent at the address below:
SQN AIF IV GP, LLC c/o Phoenix American Financial Services, Inc. 2401 Kerner Blvd. San Rafael, CA 94901 Telephone: (888) 991-1775 Fax: (415) 485-4553
		•	Mail your signed Subscription Agreement as set forth above. We will send you a confirmation letter for your records after your subscription to purchase units in us has been approved by our general partner and we will return a copy of the signed Subscription Agreement to you for your records.

YOUR SUBSCRIPTION AGREEMENT WILL NOT BE PROCESSED BY US UNLESS IT IS FULLY COMPLETED AND ACCOMPANIED BY PAYMENT IN FULL. ANY SUBSCRIPTION PAYMENT THAT IS DISHONORED WILL CAUSE THE SUBSCRIPTION AND ANY NOTICE OF ACCEPTANCE OF THE SUBSCRIPTION BY OUR GENERAL PARTNER TO BE VOID AS OF THE SUBSCRIPTION DATE AND SHALL OBLIGATE THE SUBSCRIBER TO PAY ALL COSTS AND CHARGES ASSOCIATED WITH THE DISHONORED PAYMENT.

If you have any questions about completing this Subscription Agreement, please call SQN Securities, LLC, Investor Services at (800) 258-6610.

1

IMPORTANT INFORMATION FOR POTENTIAL SUBSCRIBERS

•	No offer to sell our units to you may be made except by means of this Prospectus.

•	You should not rely on any oral statements made by any person, or on any written information other than this Prospectus or supplements to this Prospectus in deciding whether or not to purchase our units.

•	An investment in our units involves certain risks including, without limitation, the matters set forth in this Prospectus under the captions “Risk Factors,” “Conflicts of Interest and Fiduciary Responsibilities,” “Investment Objectives and Strategies,” and “Material U.S. Federal Income Tax Consequences.”

•	The disclosures made under the “Investor Suitability Requirements” section are not a waiver of any of your rights under the Delaware Revised Uniform Limited Partnership Act or applicable federal and state securities laws.

•	Our units are subject to substantial restrictions on transferability.

•	There will be no public market for our units.

•	It may not be possible for you to readily liquidate your units, if at all, even in the event of an emergency.

•	Any transfer of units is subject to our approval and must comply with the terms of Article XIII of our partnership agreement.

Important Information for Residents of Certain States

•	Alabama Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and similar equipment leasing programs may not exceed 10% of your liquid net worth.

•	California Investors. You must have either (i) a liquid net worth of not less than $100,000 and a gross annual income of not less than $75,000, or (ii) a liquid net worth of $250,000, in both instances exclusive of your home, home furnishings and automobiles. In addition, your investment in us may not exceed 10% of your liquid net worth.

You will receive units that have certain additional restrictions on transfer as summarized by the following legend:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

•	Connecticut Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•	Florida Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•	Illinois Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•	Iowa Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and our affiliates may not exceed 10% of your liquid net worth, calculated exclusive of your home, home furnishings and automobiles. Liquid net worth is that portion of your total net worth, or total assets minus total liabilities, that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments that can be liquidated within a short time, excluding investments in an IRA or other retirement plan that can be liquidated.

•	Kansas Investors. Under suitability guidelines of the Office of the Kansas Securities Commissioner, you are cautioned to carefully evaluate whether your aggregate investment in us and other similar investments should exceed 10% of your liquid net worth. Liquid net worth is that portion of your total net worth, or total assets minus total liabilities, that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax or other penalties that may apply for early distribution.

•	Kentucky Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us may not exceed 10% of your net worth.

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•	Maine Investors. It is recommended by the Maine Office of Securities that Maine investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

•	Massachusetts Investors. Under suitability guidelines of the Massachusetts Securities Division, your aggregate investment in us and other illiquid direct participation programs may not exceed 10% of your liquid net worth. Liquid net worth is that portion of your total net worth, or total assets minus total liabilities, that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax or other penalties that may apply for early distribution.

•	Michigan Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and our Affiliated Programs may not exceed 10% of your liquid net worth.

•	Missouri Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

•	Nebraska Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and our Affiliated Programs may not exceed 10% of your net worth, calculated exclusive of your home, home furnishings and automobiles.

•	New Jersey Investors. You must have either (i) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or b) a minimum net worth of at least $350,000 For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, shares of our affiliates, and other direct participation investments may not exceed ten percent (10%) of his or her liquid net worth.

•	New Mexico Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and in Affiliated Programs may not exceed 10% of your liquid net worth, calculated exclusive of your home, home furnishings and automobiles.

•	New York Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•	North Carolina Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

•	North Dakota Investors. You must meet the general investor suitability requirements set forth above. In addition, you must have a net worth of at least ten times that of your investment in us.

•	Ohio Investors. It shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded equipment programs to exceed ten percent (10%) of his or her liquid net worth. ‘Liquid net worth’ shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

•	Oklahoma Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us may not exceed 10% of your net worth, calculated exclusive of your home, home furnishings and automobiles.

•	Oregon Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

•	Pennsylvania Investors. Because the minimum offering amount is less than $20,000,000, which represents 10% of the maximum offering amount, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions. In addition, subscription proceeds of Pennsylvania investors will be held in an escrow account until we receive and accept subscriptions for at least $10,000,000 in offering proceeds. We must offer you the opportunity to rescind your subscription if we have not received subscriptions for $10,000,000 within 120 days of the date the escrow agent receives your subscription proceeds. We must repeat this offer to you every 120 days during the Offering Period until we have received and accepted subscriptions for $10,000,000.

•	Rhode Island Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•	South Carolina Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

•	Texas Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

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•	Tennessee Investors. You must have (i) a minimum annual gross income of $100,000; and (ii) a minimum net worth of $100,000; or (iii) a minimum net worth of $500,000, calculated exclusive of home, home furnishings and automobile. In addition, your investment in us must not exceed 10% of your liquid net worth.

•	Vermont Investors. You must meet the general investor suitability requirements set forth above. In addition, your maximum investment in us and our affiliates may not exceed 10% of your net worth.

•	Virginia Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

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SUBSCRIPTION AGREEMENT SQN AIF IV, L.P. A Delaware Limited Partnership Please complete electronically for expedited processing	SQN USE ONLY

Date:__________________
No. of Units:____________
Blue Sky State:__________
Officer Approval:________

1.	Initial Investment: ($5,000 minimum)

Initial Subscription Amount: $__________________________________

2.	Form of Ownership: (check only one box)

☐ Individual	☐ Corporation	☐ Joint Tenants	☐ Limited Liability Co.	☐ Community Property
☐ ERISA Plan	☐ Tenants in Common	☐ Trust	☐ Custodial Agent	☐ IRA or Keogh
☐ Partnership	☐ Other Benefit Plan Investor		☐ Other ______________

3.	Registration Information: (Please type and complete (a) through (d) if applicable)

(a) Individual Subscriber(s) Information

Investor Name ________________________________________                Telephone No. _________________________________

Social Security No. _____________________________________                Date of Birth __________________________________

Address ______________________________________________________________________________________________________________

City _________________________________          State _____________________          Zip Code ________________________________

Citizenship: (check one) ☐ U.S. Citizen          ☐  U.S. Resident Alien          ☐  Non-Resident of U.S.

(Resident Country: ___________________________________________)

Co-Investor Name _____________________________________                  Telephone No. ________________________________

Social Security No. _____________________________________                Date of Birth __________________________________

Address ______________________________________________________________________________________________________________

City _________________________________          State _____________________          Zip Code ________________________________

Citizenship: (check one) ☐ U.S. Citizen          ☐  U.S. Resident Alien          ☐  Non-Resident of U.S.

(Resident Country: ___________________________________________)

(b) Entity Subscriber Information (including trusts):

Entity Name ____________________________________________________________________________________________________________

Tax I.D. No. _________________________________________                    Formation Date ________________________________

Jurisdiction of Formation _______________________________                    State File No. __________________________________

Address ______________________________________________________________________________________________________________

City _________________________________          State _____________________          Zip Code ________________________________

Authorized Person _____________________________         Telephone No. ______________________________

*Non-grantor trusts must furnish a tax ID number. Grantor trusts may furnish grantor’s social security number.

(c) Custodial Accounts: (If applicable)

Custodian Name _____________________________________                      Custodian Acct. No. ____________________________

Custodian Contact ____________________________________                      Tax I.D. No. _________________________________

Address ______________________________________________________________________________________________________________

City _________________________________          State _____________________          Zip Code _________________________

Contact Email ______________________________________                 Telephone No. __________________________________________

(d) Transfer of Death Designation (minimum $5,000 per beneficiary)

Percentage ____%   Beneficiary Name __________________________________________    Social Security No. ______________________

Percentage ____%   Beneficiary Name __________________________________________    Social Security No. ______________________

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4.	Broker-Dealer or Investment Advisor:

Firm Name ______________________________________________                    CRD No. __________________________________________

Firm Representative _______________________________________                    CRD No. __________________________________________

Address ______________________________________________________________________________________________________________

City ________________________________________          State _____________________          Zip Code _________________________

Email _____________________________________                 Telephone No. __________________________________________

☐  (Check only if) This investment is made through a registered Investment Advisor whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services.

I, the above-named representative, represent and warrant that: (i) I have reviewed all applicable investor suitability requirements with the above-named investor(s); and (ii) the above-named investor(s) satisfy all applicable investor suitability requirements.

(Check One) ☐  Accredited                    ☐  Non-Accredited

Representative Sign Here: X ____________________________________________________

5.	Disclosure Authorization: (Check One)

☐     SQN Capital Management, LLC is authorized and instructed to provide the above named Broker-Dealer, including its representatives and agents, with all information regarding my/our investment, including without limitation all statements, confirmations, notices and annual tax information on Schedule K-1.

☐     Do not disclose information regarding my investment to anyone without my prior written instruction.

6.	Direct Deposit and Alternative Payee Elections:

Check if:	☐	You want your distributions sent to your custodial account indicated in Section 3(c).
	☐	You want your distributions sent to you by direct deposit, or to a different payee and pddress and complete the following section:

Payee Name ________________________________________________________________________

ABA (Routing) No. ______________________________________                   Account No. _________________________________________

Account Type __________________________________________                   Account Holder _______________________________________

Address ______________________________________________________________________________________________________________

City _________________________________          State _____________________          Zip Code ________________________________

7.	Initials and Signatures:

The undersigned confirms that he/she/it:

(Initials ____)	(Initials ____)	Received the Prospectus at least 5 business days prior.
(Initials ____)	(Initials ____)	Received a copy of the disclosures contained in the section entitled “Investor Suitability Requirements” hereof.
(Initials ____)	(Initials ____)	Acknowledges that an investment in us is not liquid.
(Initials ____)	(Initials ____)	Declares that, to the best of his/her/its knowledge, all applicable information in this Subscription Agreement is accurate and may be relied on by our general partner.
(Initials ____)	(Initials ____)	Appoints our general partner as his/her/its attorney-in-fact as described in paragraph 2 under the section entitled “Investor Suitability Requirements” below.
(Initials ____)	(Initials ____)	Meets the minimum income and net worth standards set forth in the Prospectus AND if he/she/it resides in a state for which more stringent suitability standards are required, as described in the Prospectus, he/she/it meets such applicable standards.
(Initials ____)	(Initials ____)	Is purchasing the units for his/her/its own account and not with a view to distribution.
(Initials ____)	(Initials ____)	Will inform us of any change in residence.

(Initials ____)	(Initials ____)	Alabama Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and similar equipment leasing programs may not exceed 10% of your liquid net worth.

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(Initials ____)	(Initials ____)	California Investors. You must have either (i) a liquid net worth of not less than $100,000 and a gross annual income of not less than $75,000, or (ii) a liquid net worth of $250,000, in both instances exclusive of your home, home furnishings and automobiles. In addition, your investment in us may not exceed 10% of your liquid net worth.

You will receive units that have certain additional restrictions on transfer as summarized by the following legend:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

(Initials ____)	(Initials ____)	Connecticut Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

(Initials ____)	(Initials ____)	Florida Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

(Initials ____)	(Initials ____)	Illinois Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

(Initials ____)	(Initials ____)	Iowa Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and our affiliates may not exceed 10% of your liquid net worth, calculated exclusive of your home, home furnishings and automobiles. Liquid net worth is that portion of your total net worth, or total assets minus total liabilities, that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments that can be liquidated within a short time, excluding investments in an IRA or other retirement plan that can be liquidated.

(Initials ____)	(Initials ____)	Kansas Investors. Under suitability guidelines of the Office of the Kansas Securities Commissioner, you are cautioned to carefully evaluate whether your aggregate investment in us and other similar investments should exceed 10% of your liquid net worth. Liquid net worth is that portion of your total net worth, or total assets minus total liabilities, that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax or other penalties that may apply for early distribution.

(Initials ____)	(Initials ____)	Kentucky Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us may not exceed 10% of your net worth.

(Initials ____)	(Initials ____)	Maine Investors. It is recommended by the Maine Office of Securities that Maine investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

(Initials ____)	(Initials ____)	Massachusetts Investors. Under suitability guidelines of the Massachusetts Securities Division, your aggregate investment in us and other illiquid direct participation programs may not exceed 10% of your liquid net worth. Liquid net worth is that portion of your total net worth, or total assets minus total liabilities, that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an IRA or other retirement plan that can be liquidated within a short time, less any income tax or other penalties that may apply for early distribution.

(Initials ____)	(Initials ____)	Michigan Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and our Affiliated Programs may not exceed 10% of your liquid net worth.

(Initials ____)	(Initials ____)	Missouri Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

(Initials ____)	(Initials ____)	Nebraska Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and our Affiliated Programs may not exceed 10% of your net worth, calculated exclusive of your home, home furnishings and automobiles.

(Initials ____)	(Initials ____)	New Jersey Investors. You must have either (i) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or b) a minimum net worth of at least $350,000 For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, shares of our affiliates, and other direct participation investments may not exceed ten percent (10%) of his or her liquid net worth.

(Initials ____)	(Initials ____)	New Mexico Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us and in Affiliated Programs may not exceed 10% of your liquid net worth, calculated exclusive of your home, home furnishings and automobiles.

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(Initials ____)	(Initials ____)	New York Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

(Initials ____)	(Initials ____)	North Carolina Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

(Initials ____)	(Initials ____)	North Dakota Investors. You must meet the general investor suitability requirements set forth above. In addition, you must have a net worth of at least ten times that of your investment in us.

(Initials ____)	(Initials ____)	Ohio Investors. It shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded equipment programs to exceed ten percent (10%) of his or her liquid net worth. ‘Liquid net worth’ shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

(Initials ____)	(Initials ____)	Oklahoma Investors. You must meet the general investor suitability requirements set forth above. In addition, your investment in us may not exceed 10% of your net worth, calculated exclusive of your home, home furnishings and automobiles.

(Initials ____)	(Initials ____)	Oregon Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

(Initials ____)	(Initials ____)	Pennsylvania Investors. Because the minimum offering amount is less than $20,000,000, which represents 10% of the maximum offering amount, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions. In addition, subscription proceeds of Pennsylvania investors will be held in an escrow account until we receive and accept subscriptions for at least $10,000,000 in offering proceeds. We must offer you the opportunity to rescind your subscription if we have not received subscriptions for $10,000,000 within 120 days of the date the escrow agent receives your subscription proceeds. We must repeat this offer to you every 120 days during the Offering Period until we have received and accepted subscriptions for $10,000,000.

(Initials ____)	(Initials ____)	Rhode Island Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

(Initials ____)	(Initials ____)	South Carolina Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

(Initials ____)	(Initials ____)	Texas Investors. You must meet the general investor suitability requirements set forth above. In addition, in no event may you invest more than 10% of your net worth, calculated exclusive of home, home furnishings and automobiles.

(Initials ____)	(Initials ____)	Tennessee Investors. You must have (i) a minimum annual gross income of $100,000; and (ii) a minimum net worth of $100,000; or (iii) a minimum net worth of $500,000, calculated exclusive of home, home furnishings and automobile. In addition, your investment in us must not exceed 10% of your liquid net worth.

(Initials ____)	(Initials ____)	Vermont Investors. You must meet the general investor suitability requirements set forth above. In addition, your maximum investment in us and our affiliates may not exceed 10% of your net worth.

(Initials ____)	(Initials ____)	Virginia Investors. You must have (i) an annual gross income of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 in excess of your invested capital; or (ii) a net worth (determined with the same exclusions) of at least $150,000.

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Your Subscription cannot be accepted without your initials and signature(s)

Sign Here: X ______________________________                  ___________________________

                                       Authorized Signature                                 Date

Sign Here: X ______________________________                  ___________________________

                                       Authorized Signature                                 Date

(If entity: Custodian/Trustee/Officer/Partner)

Sign Here: X ______________________________                  ___________________________

                                       Authorized Signature                                 Date

Name __________________________________________

Title ___________________________________________

8.	Investment Check and Subscription Agreement:

Return the completed Subscription Agreement, your Taxpayer Identification Certification, with a check for your initial subscription amount as set forth in Section 1 hereof made payable as indicated in Paragraph F of the Instructions for Completing the Subscription Agreement to your registered representative or investment advisor.

Acceptance of Subscription Agreement by:

SQN AIF IV, L.P.

By: SQN AIF IV GP, LLC, General Partner

By: _____________________________________                    __________________________

                                  Authorized Signature                                          Date

No. of Initial Units ___________________________________

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INVESTOR SUITABILITY REQUIREMENTS

1. Subscription for Units.

•	I, by signing my name in Section 7 hereof:

(a)	subscribe for the number of units and dollar subscription amount set forth in Section 1 hereof;

(b)	agree to become a limited partner of SQN AIF IV, L.P. (“SQN IV”) on the acceptance of my subscription by SQN AIF IV GP, LLC, the general partner of SQN IV (the “General Partner”); and

(c)	adopt and agree to be bound by each and every provision of SQN IV’s partnership agreement (the “Partnership Agreement”) and my Subscription Agreement.

•	I am tendering good funds with my Subscription Agreement in full payment for the units I have subscribed for (if I am required to do so under Section 1 hereof) at the per unit subscription price applicable to me.

2. Appointment of the General Partner as the Subscriber’s Attorney-in-Fact.

•	By signing my name in Section 7 hereof (and effective on my admission as a limited partner of SQN IV), I hereby make, constitute and appoint the General Partner, each authorized officer of the General Partner and each person who may thereafter become a substitute general partner of SQN IV, with full power of substitution, as my true and lawful attorney-in-fact, in my name, place and stead, to the full extent and for the purposes and duration set forth in Article XVIII of the Partnership Agreement (all of the terms of which are hereby incorporated in this Subscription Agreement by this reference).

•	Such purposes include, without limitation, the power to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish any of the following:

(a)	the Partnership Agreement, certificates of limited partnership and any amendment thereof, including amendments reflecting the admission or substitution of any general partner or limited partner (or their capital contributions) and any other document, certificate or instrument required to reflect the admission of any partner (including any substitute general partner and any substitute limited partner);

(b)	any other document, certificate or instrument required to reflect any action of the partners provided for in the Partnership Agreement (whether or not I voted in favor of or otherwise consented to the action);

(c)	any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which SQN IV is doing or intends to do business or that the General Partner deems advisable;

(d)	any certificate of dissolution or cancellation of the certificate of limited partnership that may be reasonably necessary to effect the termination of SQN IV; and

(e)	any instrument or papers required to continue or terminate the business of SQN IV under Section 12.5 or Article XIV of the Partnership Agreement; provided that no such attorney-in-fact shall take any action as attorney-in-fact for me if the action could in any way increase my liability beyond the liability expressly set forth in the Partnership Agreement or alter my rights under Article XI of the Partnership Agreement, unless (in either case) I have given a power of attorney to the attorney-in-fact expressly for that purpose.

•	The foregoing appointment shall not in any way limit the authority of the General Partner as my attorney-in-fact under Article XVIII of the Partnership Agreement. The power of attorney hereby granted is coupled with an interest, is irrevocable and shall survive my death, incapacity, insolvency, dissolution or termination or my delivery of any assignment of all or any portion of my units.

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The above representations do not constitute a waiver of any rights that I may have under federal or state law.

3. General Subscriber Representations.

•	As a condition to my being admitted as a limited partner of SQN IV, I represent and warrant to the General Partner and SQN IV that I have reviewed all applicable investor suitability requirements with my financial adviser and, based on such review, further represent and warrant to the General Partner and SQN IV that I:

(a)	either:

(i)	have annual gross income of at least $70,000, plus a net worth of at least $70,000 (exclusive of my investment in SQN IV, home furnishings, automobiles and equity in my home), or a net worth of at least $250,000 (determined in the same manner); or

(ii)	meet any higher investor gross income and/or net worth standards applicable to residents of my State, as set forth in the “Investor Suitability” section of the Prospectus (which begins on page [v] of the Prospectus);

(b)	if I am investing as an ERISA Plan, IRA, HR-10 (Keogh) plan or other benefit plan or trust or other Benefit Plan Investor, I have accurately been identified as such in Section 2 and Section 3 hereof;

(c)	have been accurately identified in Section 3 hereof as either a U.S. Citizen or a non-U.S. Citizen;

(d)	I meet the suitability requirements that are applicable to investors that are resident in my state of residence; and

(e)	if I am an individual, I am not less than 21 years of age.

•	If I am investing in a fiduciary or representative capacity, the investment is being made for one or more persons, entities or trusts, all of which meet the applicable suitability requirements described above.

4. Additional Fiduciary and Entity Representations.

•	If the person signing this Subscription Agreement is doing so on behalf of another person or entity who is the subscriber, including, without limitation, a corporation, a partnership, an IRA, an ERISA Plan, a Keogh plan, a trust or other Benefit Plan Investor, the signatory, by signing his/her/its name in Section 7 hereof, attests that:

(a)	he or she is duly authorized to:

(i)	execute and deliver this Subscription Agreement; and

(ii)	bind the Subscriber by signing this Subscription Agreement; and

(b)	this investment is an authorized investment for the Subscriber under applicable documents and/or agreements (articles of incorporation or corporate bylaws or action, partnership agreement, trust indenture, etc.) and applicable law.

[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK.]

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Taxpayer Identification Number Certification

Under penalties of perjury, the undersigned certifies that: (i) the tax identification number set forth in Section 3 is correct; (ii) the undersigned is a U.S. person (which includes U.S. citizens, resident aliens, entities or associations formed in the U.S. or under U.S. law, and U.S. estates and trusts.)

(Initial Once)

(Initials _____)	(Initials _____)	You are not subject to backup withholding because (a) you are exempt from backup withholding under §3406(g)(1) of the Internal Revenue Code and the related regulations, or (b) you have not been notified by the Internal Revenue Service (IRS) that you are subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified you that you are no longer subject to backup withholding;
OR

(Initials _____)	(Initials _____)	You are subject to backup withholding.

TRUSTS ONLY: (Initial Once)

(Initials _____)	(Initials _____)	The Trust named in Section 3 is a Grantor Trust as defined by the Internal Revenue Code.

OR

(Initials _____)	(Initials _____)	The Trust named in Section 3 is not a Grantor Trust as defined by the Internal Revenue Code.

Note:  If there is a change in circumstances that makes any of the information provided by you in the certification above incorrect, then you are under a continuing obligation so long as you own units in SQN IV to notify the General Partner and furnish the General Partner a new certificate within thirty (30) days of the change.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

ON YOUR EXECUTION OF THIS SUBSCRIPTION AGREEMENT AND ITS ACCEPTANCE BY THE GENERAL PARTNER, SECTIONS 1 THROUGH 8 OF THIS SUBSCRIPTION AGREEMENT WILL BECOME A PART OF THE PARTNERSHIP AGREEMENT.

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CONSENT TO ELECTRONIC DELIVERY OF OFFERING MATERIALS

SQN AIF IV, L.P. (“SQN IV”) can deliver offering materials to investors electronically. By signing the consent provided below you can choose to have SQN IV electronically deliver offering materials to you, including:

•	prospectuses;

•	prospectus supplements;

•	prospectus amendments;

•	annual, quarterly and periodic reports;

•	notices; and

•	supplemental sales material (collectively “Offering Materials”).

SQN IV may accomplish electronic delivery via:

•	posting Offering Materials to SQN Capital Management, LLC’s Internet website (http://www.sqncapital.com), whereby investors will be notified that such materials are available for viewing on the website by e-mail, physical mail or telephone;

•	sending e-mails to investors containing Offering Materials (including portable document format (.pdf) of such material); and

•	sending CD-ROMs to investors containing Offering Materials (including portable document format (.pdf) of such material).

You should note that electronic delivery may impose costs on you that you would not bear with traditional, physical mailing. You may incur Internet online costs for accessing e-mail.

At the same time, you may need to download a .pdf document viewer, such as Adobe Acrobat® in order to view Offering Materials sent as a .pdf file. You can download the Adobe Acrobat® software free of charge at http://www.adobe.com/products/reader.html.

The general partner of SQN IV (the “General Partner”) will try to provide assistance to investors in connection with electronic delivery of Offering Materials free of charge. If you are in need of such assistance, you should contact the General Partner at (212) 422-2166.

The undersigned hereby consents to electronic delivery of all Offering Materials by SQN IV in any or all of the manners described above. Information provided below as to the undersigned’s e-mail address will be used by SQN IV in lieu of different instructions from the undersigned.

The undersigned understands that he or she may revoke this consent at any time by providing timely notice of revocation to the General Partner. Revocation of such consent will act to revoke consent as to all future electronic deliveries of Offering Materials by SQN IV.

The undersigned also understands that he or she may elect to receive paper copies of Offering Materials at any time upon request, with or without revoking this consent.

The undersigned also understands that this Consent to Electronic Delivery of Offering Materials is optional and is not a part of the SQN IV Subscription Agreement, which must be executed in accordance with the instructions hereof.

Print Name

Signature                                                                                                                                                                                                    Date

E-mail Address (please print, and include domain extension [.com, .net, etc.]

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